EXHIBIT 10(a)

                1981 INCENTIVE STOCK OPTION PLAN
                               FOR
         BONRAY DRILLING CORPORATION AND ITS SUBSIDIARIES


                            ARTICLE I

                             Purpose

          The purpose of the 1981 Incentive Stock Option Plan for Bonray Drilling Corporation and Its Subsidiaries ("Plan") shall be to attract, retain and motivate key management employees of Bonray Drilling Corporation ("Company") and its subsidiaries by providing additional compensation to such employees for future services by way of granting incentive stock options ("Stock Options") to such employees to enable them to purchase common stock of the Company. The Stock Options to be granted under the Plan are intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"). Under the Plan, subsidiaries are corporations of which 80% or more of the outstanding voting stock is owned by the Company, and which are herein referred to as "Subsidiary" or "Subsidiaries."

                            ARTICLE II

                    Administration of the Plan

          The Plan shall be administered by the Executive Compensation Committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company and consisting of not less than three members from the Board none of whom shall be employees of the Company or a Subsidiary while serving on the Committee. The members of the Committee shall serve at the pleasure of the Board and shall be ineligible to participate under the Plan. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights). No member of the Board may serve on the Committee if such member has been eligible, during the year preceding his appointment, to participate under the Plan or any other plan of the Company entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights). The Committee shall have the power where consistent with the general purpose and intent of the Plan (a) to establish policies and to adopt rules and regulations for carrying out the purposes and provisions of the Plan; (b) to interpret and construe the Plan and determine all questions arising under the Plan and any agreement made pursuant to the Plan, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive; (c) to determine the number of shares of common stock of the Company covered by each Stock Option; (d) to determine the time or times when Stock Options will be granted and exercisable;
(e) to determine the conditions and restrictions under which Stock Options may be granted and exercised; and (f) to prescribe the form of the instruments relating to the grant, exercise and other terms of Stock Options. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

                           ARTICLE III

                    Participation in the Plan

          Stock Options may be granted only to key management employees. The Committee shall determine from time to time those key management employees ("Participants") of the Company or a Subsidiary who are to be granted Stock Options. No Stock Options shall be granted to any person who is not eligible to receive "incentive stock options" as provided in Section 422A of the Code. No Stock Options shall be granted to any Participant if, immediately before the grant of a Stock Option, such Participant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary. Provided, the preceding sentence shall not apply if, at the time the Stock Option is granted, the Option Price is at least 110% of the fair market value of the Stock subject to the Stock Option, and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Stock Option is granted.

                            ARTICLE IV

                    Shares Subject to the Plan

          Subject to adjustment under Article VII hereof, shares of common stock of the Company covered by Stock Options shall not exceed in the aggregate 50,000 shares of the common stock of the Company (such 50,000 shares hereinafter referred to as "Stock"). Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Stock Option for shares of Stock granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options for such shares of Stock to other Participants.

                            ARTICLE V

               Terms of Stock Options and Exercise

          Each Stock Option granted hereunder shall be in writing and shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case, subject to the following:

          The option price ("Option Price") for shares of Stock shall be determined by the Committee, but in no event shall such Option Price be less than the greater of (a) the fair market value of the common stock of the Company on the date of grant or
(b) the par value of the Stock. "Fair market value" shall mean the average of the bid and asked prices of the common stock of the Company as reported by the National Association of Securities Dealers Automated Quotations Systems or, if such common stock should be listed on any securities exchange, the average of the high and low, or closing sales prices as of the granting date, exercise date or other relevant date.

          The aggregate fair market value (determined as of the time the Stock Option is granted) of the Stock for which any Participant may be granted Stock Options in any calendar year (under all incentive stock option plans qualified under Section 422A of the Code of the Company or a Subsidiary) shall not exceed $100,000 plus the amount of any unused limit carryover applicable to such year as provided in Section 422A(c)(4) of the Code.

          No Stock Options may be granted under the Plan after September 11, 1991. The maximum period for exercise of a Stock Option shall be established by the Committee at the date of grant, but shall not be more than ten (10) years from the date of grant ("Option Period"). Stock Options may be exercisable in installments (which may be cumulative or noncumulative or subject to acceleration) during an Option Period as may be determined by the Committee at the date of grant. Any shares not purchased on any applicable installment date may, if so provided, be purchased at any time prior to the expiration of the Option Period.

          A Stock Option shall not be transferrable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above) pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

          At all times during the period commencing with the date a Stock Option is granted to a Participant and ending on the earlier of the expiration of the Option Period applicable to such Stock Option or the date which is three (3) months prior to the date the Stock Option is exercised by such Participant, such Participant must be an employee of either (i) the Company, (ii) a parent or a subsidiary of the Company, or (iii) a corporation or a parent or a subsidiary corporation of such corporation issuing or assuming a Stock Option in a transaction to which Section 425(a) of the Code applies. Provided, in the case of a Participant who is "disabled" (within the meaning of Section 105(d)(4) of the Code) the aforesaid three (3) month period shall mean a one (1) year period. Provided further, in the event a Participant's employment is terminated by reason of his death, his personal representative may exercise any unexercised Stock Option granted to the Participant under the Plan at any time after the Participant's death but in any event not after the expiration of the Option Period applicable to such Stock Option.

          So long as the Participant shall continue to be an employee of the Company or one or more of its Subsidiaries, any Stock Option granted to him shall not be affected by any change of duties or position. Leaves of absence of a Participant, duly authorized, shall not be deemed termination or interruptions of employment. Nothing in the Plan or in any option agreement shall confer upon any Participant any right to continue in the employ of the Company or of any of its Subsidiaries, or interfere in any way with the right of the Company or of any such Subsidiary to terminate his employment at any time.

          Any Stock Option granted hereunder to a Participant shall not, by its terms, be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Code) any "incentive stock option" theretofore granted to such Participant to purchase common stock of the Company or in a corporation (which at the time of the granting of such Stock Option hereunder) is a parent or subsidiary of the Company, or is a predecessor corporation of any such corporations.

          Participants may be granted more than one Stock Option.
The granting of a Stock Option shall not affect any outstanding
Stock Option previously granted to a Participant under the Plan.

          To exercise his Stock Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Oklahoma City, Oklahoma at least two (2) days prior to the exercise of the Stock Option. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased.

          Payment for shares of Stock purchased under this Plan shall be made in full, in cash, common stock of the Company or a combination of cash and common stock of the Company, at the time of the exercise of the Stock Option as a condition thereof, and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of Stock. Any cash proceeds of sale of Stock subject to the Stock Option are to be added to the general funds of the Company to be used for its general corporate purposes. In the event that common stock of the Company is utilized as consideration for the purchase of Stock upon the exercise of a Stock Option, such common stock shall be valued at the "fair market value" as defined in this
Article V.

          The Company shall have no liability to issue any Stock hereunder unless such shares and issuance thereof comply with any applicable federal or state securities laws or any other applicable laws.

                            ARTICLE VI

                Assumption of Outstanding Options

          To the extent permitted by the then applicable provisions of the Code, another employer succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger or consolidation, purchase or acquisition of property or stock, a separation, reorganization or liquidation transaction may assume Stock Options existing under the plan or issue new options in place of existing Stock Options under the Plan.

                           ARTICLE VII

                           Adjustments

           In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other change in the corporate structure or capitalization affecting the Company common stock, a fair and equitable adjustment shall be made by the Committee in the number, kind, Option Price, etc., of shares of Stock subject to outstanding Stock Options, including any adjustment in the Option Price, shall be made in such a manner as not to constitute a "modification" as defined in Section 425 of the Code.

                           ARTICLE VIII

              Amendment and Termination of the Plan

          The Plan shall terminate after September 11, 1991, provided, the Plan shall continue with respect to Stock Options which are in effect as of such date. Prior to any such termination the Plan may be terminated, altered, changed, modified or amended by the Board for any reason including, but not limited to, the necessity of modifying requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered by the Plan. Provided, no action of the Board may, without the approval of the shareholders of the Company, increase the aggregate number of shares of Stock which may be purchased under Stock Options granted under the Plan; withdraw the administration of the Plan from the Committee; permit a member of the Board to serve on the Committee, if he has been eligible for the year preceding his appointment, to participate under the Plan or any other plan of the Company entitling Participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights); permit any person while a member of the Committee to be eligible to receive or hold a Stock Option under the Plan; decrease the minimum Option Price; or extend the maximum Option Period or extend the term of the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option theretofore granted under the Plan without the consent of the affected Participant.

                            ARTICLE IX

                          Effective Date

          The Plan shall become effective only if approved by a majority of the holders of the Company's common stock at the stockholder meeting to be held within twelve (12) months from September 11, 1981, and if so approved, shall be effective as of said September 11, 1981.


                      STOCK OPTION AGREEMENT
                               FOR
                 1981 INCENTIVE STOCK OPTION PLAN
                               FOR
         BONRAY DRILLING CORPORATION AND ITS SUBSIDIARIES


          THIS STOCK OPTION AGREEMENT (the "Option Agreement"), made as of this ______ day of _____________, 1982, at Oklahoma City, Oklahoma, by and between ________________ (hereinafter referred to as the "Participant"), and Bonray Drilling Corporation and Its Subsidiaries (hereinafter referred to as the "Company"):

                       W I T N E S S E T H:

          WHEREAS, the Participant is a key management employee of the Company or one of its subsidiaries, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company or one of its subsidiaries; and

          WHEREAS, in recognition of such facts, the Company desires, by affording the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the "1981 Incentive Stock Option Plan for Bonray Drilling Corporation and Its Subsidiaries" (the "Plan").

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

          1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant an option (the "Stock Option") to purchase all or any part of an aggregate of ____________________ (__,000)
shares of its common stock (the "Stock") of the Company as set forth below, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price per share shall be ____________________ ($_______
per share (but in no event shall such price be less than the "fair market value" as defined in Article V of the Plan as of the date hereof). A copy of the Plan has been furnished to the Participant, and the Participant hereby acknowledges the receipt thereof.

          2. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of paragraph 10 hereof have been satisfied, a Participant shall be eligible to exercise that portion of his Stock Option pursuant to the schedule set forth hereafter. If the Participant's employment with the Company (or its parent or of any one or more of its subsidiaries) remains full-time and continuous at all times to any of the "Exercise Dates" specified hereafter, then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, that number of shares of Stock determined by multiplying the aggregate number of shares set forth in the foregoing paragraph 1 by the designated percentage set forth hereafter.

                                 Percent of Stock
Exercise Dates                  Option Exercisable

After __________, 1982                  20%

After _________, 1982 and
before __________ , 1983                40%

After __________, 1983 and
before ___________, 1984                60%

After ____________, 1984 and
before ____________, 1985               50%

After ___________, 1985 and
before ____________, 1986               100%


          3. TERM OF STOCK OPTION. The term of the Stock Option ("Option Period") shall be for a period of 10 years from the date hereof, subject to earlier termination as provided in paragraph 6 below and pursuant to the terms of the Plan. Except as provided in paragraph 6 hereof, the Stock Option may not be exercised at any time unless the Participant shall have been in the full-time continuous employ of the Company, the parent or of one or more of its subsidiaries, from the date hereof to the date of the exercise of the Stock Option. The holder of the Stock Option shall not have any of the rights of a stockholder with respect to the shares of Stock covered by the Stock Option except and only to the extent that one or more certificates for such shares of Stock shall be delivered to him upon the due exercise of the Stock Option. No Stock Option may be exercised by the Participant (or such Participant's personal representative in the event of his death) after the expiration of the Option Period applicable to such Stock Option.

          4. NON-TRANSFERABILITY. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above) pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

          5. EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company or its parent or one or more of its subsidiaries, any Stock Option granted to him shall not be affected by any change of duties or position. Leaves of absence of a Participant, duly authorized by the Company, shall not be deemed termination or interruptions of employment. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company or its parent or of any of its subsidiaries, or interfere in any way with the right of the Company or its parent or of any of its subsidiaries to terminate such Participant's employment at any time.

          6.   EXPIRATION OF OPTION PERIOD UPON TERMINATION OF
EMPLOYMENT.

               (a) At all times during the period commencing with the date a Stock Option is granted to the Participant and ending on the earlier of the expiration of the Option Period applicable to the Stock Option or the date which is three months prior to the date the Stock Option is exercised by the Participant, the Participant must be an employee of either (i) the Company, (ii) a parent or a subsidiary corporation of the Company, or (iii) a corporation or a parent or a subsidiary corporation of such corporation issuing or assuming a Stock Option in a transaction to which Section 425(a) of the Code applies. Provided, if the Participant is "disabled" (within the meaning of Section 105(d)(4) of the Code) the aforesaid three month period shall mean a one year period. Provided further, in the event the Participant's employment is terminated by reason of his death, his personal representative may exercise any unexercised Stock Option granted to the Participant under the Plan at any time within one year after the Participant's death, but in any event not after the expiration of the Option Period applicable to such Stock Option.

               (b)  Notwithstanding anything herein to the
contrary, in the event the employment of the Participant is terminated for any of the reasons as set forth in subparagraph 6(a) hereof, unless otherwise determined by the Committee, the Participant (or the Participant's personal representative in the case of death) shall be permitted to exercise any Stock Option or part thereof to the extent, and only to the extent, that such Stock Option becomes exercisable (as provided in paragraph 2, hereof) as of the date the Participant's employment is terminated.

          7. SUCCESSIVE OPTIONS. Any Stock Option granted hereunder shall not be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Code) any "incentive stock option" theretofore granted to the Participant to purchase common stock of the Company or in a corporation (which at the time of the granting of such Stock Option hereunder) is a parent or subsidiary corporation of the Company, or in a predecessor corporation of any such corporations.

          8.   METHOD OF EXERCISING OPTION.

               (a) The manner of exercising the Stock Option herein granted shall be by written notice to the Company at least two days before the date the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Option and the number of shares of Stock with respect to that portion of the Stock Option being exercised, and shall be signed by the person or persons so exercising the Stock Option. The notice shall be accompanied by payment of the full purchase price of such shares, in which event the Company shall deliver a certificate or certificates representing such shares to the person or persons entitled thereto as soon as practicable after the notice shall be received.

               (b) Payment for shares of Stock purchased under this Option Agreement shall be made in full, in cash, common stock of the Company or a combination of cash and common stock of the Company, at the time of the exercise of the Stock Option as a condition thereof, and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of Stock. Any cash proceeds of sale of Stock subject to the Stock Option are to be added to the general funds of the Company to be used for its general corporate purposes. In the event that common stock of the Company is utilized as consideration for the purchase of Stock upon the exercise of a Stock Option, such common stock shall be valued at the "fair market value" as defined in Article V of the Plan.

               (c)  In the event the Option is exercised,
pursuant to the foregoing provisions of this paragraph 8, by any person or persons other than the Participant in the event of the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 4201 N. Tulsa, Perimeter Center, Suite 200, P. O. Box 12279, Oklahoma City, Oklahoma 73157 and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

          9.   ADJUSTMENTS.  In the event of a merger,
consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other change in the corporate structure or capitalization affecting the Company's common stock, a fair and equitable adjustment shall be made in the number, kind, option price, etc., of shares of Stock subject to Stock Option granted hereunder; provided, however, that each such adjustment and the number and kind of shares of Stock subject to outstanding Stock Options, including any adjustment in the option price, shall be made in such a manner as not to constitute a "modification" as defined in Section 425 of the Internal Revenue Code of 1954, as amended.

          10. SECURITIES LAW RESTRICTIONS. Stock Options shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom.

          11. GENERAL. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of this Option Agreement.

          IN WITNESS WHEREOF, the Company has caused this Option
Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

                                BONRAY DRILLING CORPORATION


                                By_______________________________
ATTEST:                                                 President

______________________                                  "COMPANY"
             Secretary

WITNESSED BY:                   _________________________________
                                                  , an individual

_____________________
                                                    "PARTICIPANT"